UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of The Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary information statement.

[ ] Confidential, for use of the

    Commission only (as permitted by

    Rule 14c-5(d)(2)).

[ ] Definitive information statement.

[ ] Definitive information materials.

[ ] Soliciting material pursuant to Section 240.14a-12

PTS, INC.

______________________________________________________________________________

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

______________________________________________________________________________

 (2) Aggregate number of securities to which transaction applies:

______________________________________________________________________________

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

______________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:

______________________________________________________________________________

(5) Total fee paid:

______________________________________________________________________________

[ ] Fee paid previously with preliminary materials.

______________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

______________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:

______________________________________________________________________________

(3) Filing Party:

______________________________________________________________________________

(4) Date Filed:

______________________________________________________________________________

PTS, Inc.

3355 Spring Mountain Road

Suite 66

Las Vegas, Nevada 89102

(702) 997-3347

Information Statement

(Preliminary)

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

February 25, 2010

Dear Shareholders:

We are writing to advise you that we intend to amend our Articles of Incorporation to increase capital stock of the Company.

This action was approved on February 25, 2010 by our Board of Directors and other shareholders who hold a majority of our issued and outstanding voting securities have approved this action, with an effective date as soon as possible but not less than 20 days from the date this information statement is first mailed to our shareholders. Our majority shareholders approved this action by written consent in lieu of a special meeting in accordance with the relevant section of the Nevada Business Corporations Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

No action is required by you. This Information Statement is first mailed to you on or about April __, 2010.

By Order of the Board of Directors,

PTS, INC.

By: /s/ Marc Pintar Marc Pintar Interim Chief Executive Officer Las Vegas, NV Dated: March, 22, 2010

PTS, Inc.

A Nevada Corporation

3355 Spring Mountain Road

Suite 66

Las Vegas, Nevada 89102

(702) 997-3347

INFORMATION STATEMENT REGARDING

ACTION TO BE TAKEN BY WRITTEN CONSENT OF

MAJORITY SHAREHOLDERS

IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being furnished to the shareholders of PTS, Inc. in connection with the adoption of an amendment to our Articles of Incorporation by written consent of our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting.

On February 25, 2010 our Board of Directors approved an amendment to our Articles of Incorporation (the “Amendment”) which when effective will increase the capital stock of the Company.

The full text of the form of Amendment is attached to this Information Statement as Exhibit A. This action will become effective as soon as possible but not less than 20 days after the date this information statement is first mailed to our shareholders (the “Effective Date”) in accordance with the written consent of the holder of a majority of our issued and outstanding voting securities and the filing of the Amendment with the Secretary of State of Nevada in accordance with the relevant sections of the Nevada Business Corporations Act.

The Board of Directors has fixed February 24, 2010 as the record date for determining those of our shareholders entitled to receive this information statement.

This Information Statement is first being mailed on or about April __, 2010 to our shareholders and is being delivered to inform you of the corporate actions described herein in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. No dissenter’s rights are afforded to our shareholders under Nevada law as a result of the adoption of the Amendment.

The holders of 15,000,000 shares of Series D Preferred Stock, voted as 3,000,000,000 shares of the Common Stock, constituting 58.8% of the outstanding Common Stock on the Record Date, voted in favor of this amendment.  Accordingly, no proxies will be solicited and no action is required on your behalf. The cost of distributing this Information Statement will be paid by the Company.

The Company’s principal executive offices are located at 3355 Spring Mountain Road, Suite 66, Las Vegas, Nevada 89102, Phone (702) 997-3347.

THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION REGARDING THE PROPOSAL

GENERAL

The proposals to amend the Company's Articles of Incorporation are described below. A copy of the Articles of Incorporation, as amended to reflect the changes contemplated by the proposals, is attached to this Information Statement as Exhibit A.

1) AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to increase the number of authorized shares of capital stock to Five Billion (5,000,000,000) shares of capital stock of the Company, of which Four Billion Eight Hundred Million (4,800,000,000) shares will relate to Common Stock and Two Hundred Million (200,000,000) shares will relate to preferred stock. The Board of Directors believes that this increase in the number of authorized shares is in the best interest of the Company in that it will provide the Company with available shares which could be issued for various corporate purposes, including acquisitions, stock dividends, stock options, convertible debt and equity financings, as the Board of Directors determines in its discretion. The Board further believes that the increase in the number of authorized shares of Common Stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of shareholders. The Company presently has no specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of Common Stock.

Effect: The issuance by the Company of any additional shares of Common Stock would dilute both the equity interests and the earnings per share of existing holders of the Common Stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the increase in the number of authorized shares. Furthermore, the Company does not intend to independently provide those shareholders with any such rights

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

COMMON STOCK

As of the Record Date, there were Two Billion Eight Hundred Million (2,800,000,000) shares of Common Stock authorized with a stated value of $.00001 per share, of which approximately 2,097,808,278 are issued and outstanding, with 702,191,722 shares authorized but not issued.  Immediately following the approval of the increase in the number of authorized shares of Common Stock, as described previously, there will be Four Billion Eight Hundred Million (4,800,000,000) shares of Common Stock authorized, of which approximately 2,097,808,278 will be issued and outstanding and approximately 2,702,191,722 will be authorized but unissued. Each holder of the Company’s Common Stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  All voting is non-cumulative, which means that the holder of fifty percent (50%) plus one share of the shares voting for the election of the directors can elect all the directors.  The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if all dividends on the Preferred Stock have been paid in accordance with the terms of such Preferred Stock and there exists no deficiency in any sinking fund for the Preferred Stock.

Preferred Stock

Our Articles of Incorporation authorize the issuance of Two Hundred Million (200,000,000) shares of Preferred Stock.  The Board of Directors has sole discretion in designating the preferences, limitations and relative rights of the Preferred Stock.

As of the Record date we have the following series issued and outstanding:

We have designated 15,000,000 shares of Series D preferred stock, $.001 par value, each share having voting rights equal to 200 shares of common stock. There are 15,000,000 shares of Series D preferred stock issued and outstanding as of February 24, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of February 24, 2010, there were 2,097,808,278 shares of common stock issued and outstanding. The following table sets forth the beneficial ownership of the Company's common stock (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding common stock, (ii) by each Director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares.

Name and Address (1)	Number of Shares Beneficially Owned	Class	Percentage Beneficially Owned(2)
Marc Pintar, Interim Chief Executive Officer, Interim Chief Financial Officer and Interim Chairman of the Board of Directors	2,000,000	Common Stock	*
Connie Kim, Secretary and Director	11,428,571	Common Stock	*
Total for all directors and executive officers (2persons)	4,000,000	Common	*
Teresa Rubio	15,000,000	Series D Preferred(3)	100%

*Denotes less than 1%

(1)

Unless indicated otherwise, the address for each of the above listed is c/o PTS, Inc. 3355 Spring Mountain Road, Suite 66, Las Vegas, NV. 89102.

(2)

The above percentages are based on 2,097,808,278 shares of common stock and 15,000,000 shares of Series D Preferred Stock issued and outstanding as of February 24, 2010.

(3)

The Company has fifteen million (15,000,000) shares of Series D Preferred Stock designated with each share of Series D being entitled to the voting equivalent of 200 shares of common stock.  As of the Record Date, there were 15,000,000 shares of Series D outstanding.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

The number of shares and percentages of class beneficially owned by the entities above is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individuals has sole or shared voting power or investment power and also any shares as to which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.

INCORPORATION BY REFERENCE

PTS, INC., a Nevada corporation (the "Company") is currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, filed reports, proxy and Proxy Statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and Proxy Statements and other information may be inspected and copied at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; and at its Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such materials can be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the Commission at (202) 942-8090 for further information. In addition, such materials may be accessed electronically at the Commission's site on the World Wide Web, located at http:/www.sec.gov. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

The Company's Annual Report on Form 10-K for the year ended December 31, 2008 filed on April 15, 2009, is incorporated by reference in this Information Statement.

Upon written request, the Company will provide, without charge, a copy of its Annual Report on Form 10-K, for the year ended December 31, 2008, to any stockholder of record or any stockholder who owned common stock listed in the name of a bank or broker, as nominee, at the close of business on February 24, 2010.

Requests should be addressed to the Company, to the attention of PTS, Inc., 3355 Spring Mountain Road, Suite 66, Las Vegas, Nevada 89102 Phone (702) 997-3347.

OTHER BUSINESS

The foregoing Notice and Information Statement are sent by order of the Board of Directors of PTS, Inc.

By: /s/ Marc Pintar Marc Pintar Interim Chief Executive Officer Las Vegas, NV Dated: March, 22, 2010

EXHIBIT A

STATE OF NEVADA

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

Article IV Section 1 of the Articles of Incorporation hereby read as follows:

The authorized capital stock of the Corporation is Five Billion (5,000,000,000), of which Four Billion Eight Hundred Million (4,800,000,000) shares with a par value of $.00001 par share, shall be designated, “Common Stock,” and of which Two Hundred Million (200,000,000) shares with a par value of $.001 per share, shall be designated “Preferred Stock”.